Press Release

February 7, 2017	FOR IMMEDIATE RELEASE

CTS Announces Fourth Quarter and Full Year 2016 Results

Continued growth in sales and earnings
Solid new business awards

Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced fourth quarter and full year 2016 results.
Fourth Quarter 2016 Results

•	Sales were $101.6 million, up 8.9% compared to 2015. Sales to automotive customers increased 5.5%, and sales of electronic components grew 16.0%.

•	Net earnings were $8.3 million or $0.25 per diluted share.

•	Adjusted diluted EPS was $0.29 compared to $0.20 in 2015.

•	New business awards were $132 million.
Full Year 2016 Results

•	Sales were $396.7 million, up 3.8% compared to 2015. Sales to automotive customers increased 2.0%, and sales of electronic components grew 7.3%.

•	Net earnings were $34.4 million or $1.03 per diluted share.

•	Adjusted diluted EPS was $1.08 compared to $0.93 in 2015.

•	New business awards were $488 million.
“We achieved strong financial performance and solid new business awards,” said Kieran O’Sullivan, CEO of CTS Corporation. “Our teams continued to drive operational improvement. In 2016, we acquired and integrated the single crystal technology and improved adjusted earnings by 16%. We also delivered another quarter of sales growth in the fourth quarter. Our teams remain focused on driving profitable growth as we enter 2017.”
2017 Guidance
Management expects full year 2017 sales to be in the range of $405 to $420 million. Adjusted earnings per diluted share for 2017 are expected to be in the range of $1.12 to $1.22.

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Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EST) today to discuss the fourth quarter and full year financial results. The dial-in number is 888-542-1137 (719-325-2296, if calling from outside the U.S.). The conference I.D. number is 6367372. There will be a replay of the conference call from 2:00 p.m. (EST) today through 2:00 p.m. (EST) on Tuesday, February 21, 2017. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The access code is 6367372. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.
About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets.
For more information visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are

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discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: Ashish.Agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) – UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$101,584	$93,282	$396,679	$382,310
Cost of goods sold	65,723	63,128	256,251	255,201
Gross Margin	35,861	30,154	140,428	127,109
Selling, general and administrative expenses	15,165	15,917	61,624	59,586
Research and development expenses	5,626	6,083	24,040	22,461
Non-recurring environmental charge	—	—	—	14,541
Restructuring and impairment charges	873	9,335	3,048	14,564
Loss (gain) on sale of assets	51	(2,112)	(11,450)	(2,156)
Operating earnings	14,146	931	63,166	18,113
Other (expense) income:
Interest expense	(956)	(673)	(3,702)	(2,628)
Interest income	223	719	1,305	3,073
Other expense	(2,042)	(1,656)	(3,524)	(6,297)
Total other expense	(2,775)	(1,610)	(5,921)	(5,852)
Earnings (loss) before income taxes	11,371	(679)	57,245	12,261
Income tax expense	3,061	12,974	22,865	5,307
Net earnings (loss)	$8,310	$(13,653)	$34,380	$6,954

Earnings (loss) per share:
Basic	$0.25	$(0.42)	$1.05	$0.21
Diluted	$0.25	$(0.42)	$1.03	$0.21

Cash dividends declared per share	$0.04	$0.04	$0.16	$0.16

Average common shares outstanding:
Basic	32,760	32,605	32,728	32,959
Diluted	33,342	32,605	33,251	33,484

CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands of dollars)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$113,805	$156,928
Accounts receivable, net	62,612	54,563
Inventories, net	28,652	24,600
Other current assets	10,638	9,863
Total current assets	215,707	245,954
Property, plant and equipment, net	82,111	69,872
Other Assets
Prepaid pension asset	46,183	33,779
Goodwill	61,744	33,865
Other intangible assets, net	64,370	34,758
Deferred income taxes	45,839	63,809
Other assets	1,743	1,336
Total other assets	219,879	167,547
Total Assets	$517,697	$483,373
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term notes payable	$1,006	$—
Accounts payable	40,046	40,299
Accrued payroll and benefits	11,369	7,147
Accrued expenses and other liabilities	45,708	47,174
Total current liabilities	98,129	94,620
Long-term debt	89,100	90,700
Long-term pension obligations	7,006	7,230
Other long-term obligations	5,580	9,169
Total Liabilities	199,815	201,719
Shareholders’ Equity
Common stock	302,832	300,909
Additional contributed capital	40,521	41,166
Retained earnings	410,979	381,840
Accumulated other comprehensive loss	(93,194)	(99,005)
Total shareholders’ equity before treasury stock	661,138	624,910
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	317,882	281,654
Total Liabilities and Shareholders’ Equity	$517,697	$483,373

CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP diluted earnings per share	$0.25	$(0.42)	$1.03	$0.21

Tax affected charges to reported diluted earnings per share:
Restructuring, restructuring-related, and asset impairment charges	0.02	0.28	0.06	0.40
Increase in valuation allowance and revaluation of deferred taxes as a result of restructuring activities	—	—	0.07	—
Non-recurring environmental charge	—	—	—	0.27
(Decrease) increase in the recognition of foreign valuation allowance	(0.01)	0.07	0.03	0.10
Increase in the recognition of uncertain tax benefits	—	0.01	—	0.17
Change in treatment of certain foreign taxes	—	(0.01)	—	(0.48)
Gain on sale of facilities, net of expenses	—	—	(0.22)	—
Lease termination charge	—	—	0.02	—
Foreign currency loss	0.05	—	0.09	—
Acquisition-related costs	—	—	0.02	—
Tax impact of non-recurring stock compensation change	(0.02)	—	(0.02)	—
Tax impact of cash repatriation	—	0.27	—	0.26
Adjusted diluted earnings per share	$0.29	$0.20	$1.08	$0.93

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Twelve Months Ended
In thousands	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Depreciation and amortization expense	$4,982	$4,267	$18,992	$16,254
Equity-based compensation expense	$979	$540	$2,738	$3,195

Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.